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                                                                   EXHIBIT 10.14

                                                                    CONFIDENTIAL


                    AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT
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          This AMENDMENT, dated as of December 28, 1998, is made to the
EMPLOYMENT AGREEMENT dated as of September 11, 1996 (the "Agreement"), by and between On Command Corporation, a Delaware corporation (the "Company"), and Brian A. C. Steel, a resident of the State of California (the "Executive").

          WHEREAS, the Company and the Executive desire to amend certain of the terms and conditions of the Agreement in connection with the Executive becoming President of the Company to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

     1.   Definition of "NEWCO".  The first parenthetical in the introductory
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paragraph of the Agreement is hereby amended to read as follows:

     ("NEWCO" or the "Company")

     2.   Change in Title; Duties.
          -----------------------

     Sections 1(a) and 1(b) of the Agreement are hereby deleted and replaced in their entirety by the following:

          (a)  Employment and Employment Period.  The Company shall employ the
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     Executive for a period (the "Employment Period") commencing on September
     11, 1996 (the "Effective Date") and continuing thereafter for a term ending on September 11, 2000 unless terminated in accordance with the provisions of this Agreement. Executive shall be employed by the Company to serve as Vice President, Chief Operating Officer and Chief Financial Officer from the Effective Date to December 31, 1998, and as President and Chief Operating Officer from December 31, 1998 through the remainder of the Employment Period. In the event that the Company desires to extend the employment of the Executive, it must give written notice of such desire by September 11, 1999, and after such notice the parties shall enter
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     into an exclusive negotiation period of not less than six months, unless otherwise mutually agreed upon by the parties in writing. Each 12 month period ending on September 11 is sometimes referred to herein as a "year of the Employment Period."

          (b)  Offices, Duties and Responsibilities.  Effective on the
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     Effective Date, Executive shall be elected Executive Vice President,
     Chief Operating Officer and Chief Financial Officer of NEWCO. On December 31, 1998, Executive shall be elected President and Chief Operating Officer of the Company. The Executive shall report directly and solely to the Chief Executive Officer and the Board of Directors of the Company (the "Board"), or if there is no Chief Executive Officer, to the Chairman of the Board and the Board of Directors of the Company. The Executive's offices initially shall be located at OCV's present headquarters. Throughout the Employment Period, the Company shall cause the Executive to be a member of the Board. Until December 31, 1998, the Executive shall have all duties and authority customarily accorded a chief operating officer and chief financial officer, and from December 31, 1998, the Executive shall have all duties customarily accorded a president and chief operating officer, including, without limitation, the lead responsibility with full autonomy, subject to the customary authority and direction of the Board (and the Chairman of the Board or Chief Executive Officer, as the case may be), to direct and develop the operating capabilities and performance of the Company. The Executive shall be a member of any senior executive/management committees which may be established from time to time by the Board. The Executive shall not be required to perform services other than those comparable in scope, dignity and stature to those customarily performed by officers of the same rank at companies similar to the Company.

     3.   Notification of Chief Executive Search. A new Subsection (d) is hereby
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added to Section 1 of the Agreement to read as follows:

          (d)  New Chief Executive Search. In the event that the Company,
               --------------------------
     or any authorized representative of the Company, undertakes or authorizes a search for a

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     new chief executive officer or president of the Company, or solicits, or engages in any substantive discussions with, any person (or representative of any person) to become the chief executive officer or president of the Company, then and in such event, the Company will promptly notify the Executive about the existence of such search, solicitation or discussions as a courtesy to Executive, it being understood that details about the same need not be provided by the Company to the Executive.

     4.  Base Compensation.  The following sentence is hereby added at the end
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of Section 2(a) of the Agreement:

     Commencing December 31, 1998, the Executive's Base Salary shall be increased to $375,000 per year.

     5.  Bonus Compensation.  The following sentence is hereby added at the end
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of Section 2(b) of the Agreement:

     Notwithstanding anything in the foregoing to the contrary, the parties agree that the Compensation Committee will act in good faith to establish parameters or guidelines which will contemplate that the target level established for an Annual Bonus of 70% of Base Salary shall not be treated as a "cliff" target; rather, in the event the Company fails to meet 100% of the target level for a given period but nevertheless achieves a substantial part of the targeted performance, then and in such event, the parameters or guidelines will contemplate that Executive shall qualify for an Annual Bonus for such period, albeit at a level below 70% of Base Salary.

     6.  Fringe Benefits.  Clause (v) of Section 2(c) of the Agreement is
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amended in its entirety to read as follows:

     (v) Executive's reasonable legal fees and costs incurred in connection with the drafting, negotiation and execution of this Agreement and amendments and proposed amendments hereto, including negotiations contemplated by clause (IX) of Section 5(a) of this Agreement

     7.  Stock Option Term.  A new Clause (w) is hereby inserted immediately
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prior to Clauses (x) and (y) in Section 2(e) of the Agreement to read as follows:

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          (w)  One year after the date upon which a termination of
     employment occurs as a result of an Executive Election Event described in Clause (IX) of Section 5(a) of this Agreement;

     8.   Termination.  The Executive Election Event set forth in Clause (IX) of
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Section 5(a) of the Agreement is hereby deleted and replaced in its entirety by the following:

     (IX) (A) the election or appointment by the Board of Directors of a Chief Executive Officer other than the Executive, or (B) the failure of the Compensation Committee of the Board, prior to June 1, 1999, to review the Executive's entire compensation package provided under this Agreement and to propose increases or other amendments thereto as determined by the Compensation Committee in its sole discretion in light of the changes occurring in Executive's employment on December 31, 1998 (it being understood that the Compensation Committee shall have no obligation to propose any such increases or other amendments), or (C) the Executive and the Company failing to execute, on or before August 1, 1999, mutually satisfactory amendments to this Agreement either incorporating the proposals made by the Compensation Committee under the immediately preceding clause (B) or containing other amendments to this Agreement that are mutually satisfactory to the Executive and the Company; (provided that in the event the Executive exercises his Executive Election as a result of any of the conditions set forth in this clause (IX), then the Executive need provide only five (5) days advance written notice in lieu of the sixty (60) days advance written notice required by the first sentence of Section 5(a) above and the Company, in full satisfaction of all of the Company's obligations under this Agreement and in respect of the termination of the Executive's employment with the Company, shall, (a) through the first anniversary of his termination, pay the Executive his Base Salary, together with fringe benefits that are described in the introductory clause and prior to the proviso of Section 2(c) of this Agreement, (b) pay the Executive an Annual Bonus for the year in which his employment is terminated at the maximum amount payable under this Agreement, prorated through the date of his termination; and (c) a pro rata portion of the Option and any other stock options granted to the Executive under the Company's option plan or any

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     successor plan that were scheduled to vest during the year of termination shall vest as of the date of such termination of his employment.

     9.   No Other Amendments. Except as specifically set forth in this
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Amendment, all other provisions of the Agreement shall remain in full force and effect during the Employment Period and, as applicable, thereafter to the extent set forth in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                             By:   /s/ Brian Steel
                                                -------------------------------
                                                Brian Steel, Executive


                                             ON COMMAND CORPORATION


                                             By:   /s/ Charles Lyons
                                                  ------------------------------
                                             Title: Chairman of the Board

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